UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.1)

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   Franklin Covey Co.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held
January 11, 2002

Franklin Covey Co.

         You are cordially invited to attend the Annual Meeting of Shareholders of Franklin Covey Co. (the "Company"), which will be held on Friday, January 11, 2002, at 8:30 a.m., at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331 (the "Annual Meeting"), for the following purposes:

         1.      To elect four directors of the Company, each to serve a term of three years expiring at the annual meeting of shareholders of the Company to be held following the end of fiscal year 2004 and until their respective successors shall be duly elected and shall qualify;

         2.      To ratify the Company's Management Stock Purchase Loan Program which was adopted to facilitate the acquisition of shares of the Company's stock by key members of management;

         3.      To consider and vote upon a proposal to ratify the adoption of Amended and Restated Bylaws of the Company to modernize the bylaws and to eliminate certain provisions;

         4.     To consider and vote upon a proposal to amend the bylaws to provide that matters submitted to the shareholders will be approved if more votes are cast in favor of the matter than against the matter;

         5.      To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as independent auditor of the Company for the fiscal year ending August 31, 2002; and

         6.     To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on November 16, 2001, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

         All shareholders are urged to attend the meeting.

By Order of the Board of Directors

Robert A. Whitman
Chairman of the Board

December 14, 2001

IMPORTANT

         Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please promptly complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331

PROXY STATEMENT

Annual Meeting of Shareholders
January 11, 2002

SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of Franklin Covey Co., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock, $0.05 par value per share (the "Common Stock") and outstanding shares of the Company's Series A Preferred Stock, no par value (the Series A Preferred Stock) for use at the Annual Meeting of Shareholders of the Company to be held on Friday, January 11, 2002, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about December 13, 2001.

         The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING

         The Board of Directors has fixed the close of business on November 16, 2001, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 19,881,531 shares of Common Stock and 852,157 shares of Series A Preferred Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The holders of record of Series A Preferred Stock on the Record Date are entitled to cast that number of votes equal to the number of shares of Common Stock each share of Series A Preferred Stock could be converted into, approximately 7.14 votes per share of Series A Preferred Stock or an aggregate of approximately 6,086,836 votes for all of the Series A Preferred Stock. The shares of Common Stock and Series A Preferred Stock vote together as a single class.

Proxies

         Shares of Common Stock and Series A Preferred Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the four director nominees, FOR the ratification of the adoption of the Company's Management Stock Purchase Loan Program, FOR the adoption of the Amended and Restated Bylaws of the Company, FOR the amendment to the bylaws governing the vote required to approve matters submitted to the shareholders, FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditor of the Company for the fiscal year ending August 31, 2002, and in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common or Series A Preferred Stock covered thereby in person at the Annual Meeting.

Vote Required

         A majority of the votes entitled to be cast at the Annual Meeting is required for a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of the directors, the four nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The ratification of the adoption of the Management Stock Purchase Loan Program, the adoption of the Amended and Restated Bylaws, the approval of the bylaw amendment governing shareholder votes, the ratification of the appointment of Arthur Andersen LLP as independent auditor for the Company, and the approval of other matters which may properly come before the meeting generally requires the affirmative vote of a majority of those shares in attendance at the meeting in person or by proxy. Abstentions and broker non-votes will have the same effect as votes against these proposals. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record at the Record Date. Holders of shares of Series A Preferred Stock are entitled to that number of votes equal to the number of shares of Common Stock into which their shares could be converted, approximately 7.14 votes per share.

ELECTION OF DIRECTORS

         At the Annual Meeting, Stephen M. R. Covey, Robert H. Daines, E. J. "Jake" Garn, and Donald J. McNamara are to be elected to serve three-year terms expiring at the annual meeting of shareholders to be held following the end of fiscal year 2004 and until their successors shall be duly elected and qualified. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The four nominees receiving the highest number of votes at the Annual Meeting will be elected.

Nominees for Election to the Board of Directors

         Certain information with respect to the nominees is set forth below.

         Stephen M. R. Covey, 39, has been an Executive Vice President of the Company since May 1997, and is responsible for Strategic Alliances. From 1994 to 1997, Mr. Covey served as President and Chief Executive Officer of Covey Leadership Center. Mr. Covey joined Covey in 1989, serving in various capacities prior to his appointment as President and Chief Executive Officer, including Vice President of Client Services Group, Vice President of Corporate Development, and Managing Consultant. Mr. Covey earned an MBA from Harvard Business School and has professional work experience in different industries, including real estate development with Trammell Crow Company in Dallas, Texas. Mr. Covey is the son of Stephen R. Covey, Vice Chairman of the Board of Directors.

         Robert H. Daines, 67, has been a director of the Company since April 1990. Dr. Daines is the Driggs Professor of Strategic Management at Brigham Young University, where he has been employed since 1959. Dr. Daines also currently serves on the board of directors for Volvo Commercial Credit Corporation and Alta Technology. Dr. Daines received his MBA from Stanford and his DBA from Indiana University.

         E. J. "Jake" Garn, 69, was elected to serve as a director of the Company in January 1993. Mr. Garn is managing director of Summit Ventures, LLC with offices in Salt Lake City and Washington, DC. From December 1974 to January 1993, Mr. Garn was a United States Senator from the State of Utah. During his term in the Senate, Mr. Garn served six years as Chairman of the Senate Banking, Housing and Urban Affairs Committee and served on the Appropriations, Energy and Natural Resources, and Senate Rules Committees. Prior to his election to the Senate, Mr. Garn served as Mayor of Salt Lake City, Utah, from January 1972 to December 1974. Mr. Garn also currently serves as a director of Morgan Stanley Dean Witter Advisors (NYSE), NuSkin Asia Pacific Corporation (NYSE) and BMW Bank, NA (NASDAQ), and is a member of the Board of Trustees of Intermountain Health Care.

         Donald J. McNamara, 48, was appointed to serve as a director of the Company in June 1999. Mr. McNamara is the founder of the Hampstead Group, LLC, a privately-held equity investment firm based in Dallas, Texas, and has served as its Chairman since its inception in 1989. He currently serves as Chairman of the Board of Directors of FelCor Lodging Trust (NYSE). Mr. McNamara also currently serves as a director of Legend Airlines, a director of Omega Healthcare Investors, Inc. (NYSE), a trustee of Saint Mark's School, a trustee of the Virginia Tech Foundation, and a member of the Urban Land Institute. He received his undergraduate degree from Virginia Tech and his MBA in 1978 from Harvard University.

Directors Whose Terms of Office Continue

         In addition to the directors to be elected at the Annual Meeting, the directors named below will continue to serve their respective terms of office as indicated. Stephen R. Covey, Dennis G. Heiner, Brian A. Krisak, and Hyrum W. Smith are currently serving terms which expire at the annual meeting of the Company's shareholders to be held following the end of fiscal year 2002. Joel C. Peterson, E. Kay Stepp and Robert A. Whitman are currently serving terms which expire at the annual meeting of the Company's shareholders to be held following the end of fiscal year 2003. Certain biographical information concerning each continuing director appears below.

         Hyrum W. Smith, 58, a co-founder of the Company, has served as a director of the Company since December 1983 and has served as Vice Chairman of the Board of Directors since June 1999. Mr. Smith served as Chairman of the Board of Directors from December 1986 to June 1999. Mr. Smith served as the Chief Executive Officer of the Company from February 1997 to March 1998, a position he also held from April 1991 to September 1996. He was Senior Vice President of the Company from December 1984 to April 1991. Mr. Smith is author of The Ten Natural Laws of Successful Time and Life Management and What Matters Most. He is also a director of SkyWest, Inc. (NASDAQ) and Greater Salt Lake Area Red Cross, and is on the Advisory Board for the University of Utah School of Business.

         Stephen R. Covey, 69, has been Vice Chairman of the Board of Directors since June 1999. Dr. Covey Served as Co-Chairman of the Board of Directors from May 1997 to June 1999. Dr. Covey founded Covey Leadership Center and served as its Chief Executive Officer and Chairman of the Board from 1980 to 1997. Dr. Covey received his MBA degree from Harvard Business School and his doctorate from Brigham Young University, where he was a professor of organizational behavior and business management from 1957 to 1983, except for periods in which he was on leave from teaching, and served as Assistant to the President and Director of University Relations. Dr. Covey is the author of several acclaimed books, including The 7 Habits of Highly Effective People, Principle-Centered Leadership, The 7 Habits of Highly Effective Families, and the co-author of First Things First. His newest books, The Nature of Leadership, co-authored with Roger Merrill and Dewitt Jones, and Living the 7 Habits: Stories of Courage and Inspiration were introduced in 1999. He is also a director of Points of Light foundation and a fellow of the Center for Organizational and Technological Advancement at Virginia Tech. Dr. Covey is the father of Stephen M. R. Covey, a director and Executive Vice President of the Company.

         Dennis G. Heiner, 58, was appointed as a director of the Company in January 1997. Mr. Heiner has served as president and chief executive officer of Werner Co., a leading manufacturer of climbing products and aluminum extrusions, since 1999. Prior to joining Werner, he was employed by Black & Decker Corporation from 1985 to 1999 where he served as Executive Vice President and President of the Security Hardware Group, a world leader in residential door hardware.

         Brian A. Krisak, 50, was appointed to the Board of Directors in June 1999. Mr. Krisak is a principal of the Hampstead Group LLC, a privately-held equity investment firm based in Dallas, Texas. Mr. Krisak joined The Hampstead Group in January 1999. Prior to joining Hampstead, Mr. Krisak served as vice president and general manager of PICO, Inc., a satellite and wireless communications firm in the transportation industry, from 1997 to 1999 and owned and operated Krisak Consulting from 1993 to 1997. He also has served as chief executive officer of the Columbia-Free State Health System, president of Nicholas Coffee and senior vice-president of Elkin's Coffee. He received his degree in Government and Law from Lafayette College in 1973 and his MBA in 1978 from Harvard University.

         Joel C. Peterson, 54, has been a director of the Company since May 1997. Mr. Peterson served as a director of Covey Leadership Center ("Covey") from 1993 to 1997 and as Vice Chairman of Covey from 1994 to 1997. Mr. Peterson is also chairman of Peterson Ventures, Inc., a privately-held equity investment firm and is chairman of the board of directors for Essex Capital, a real estate development and management company. Mr. Peterson also serves on the boards of directors of Road Rescue, Dermody Properties, AccuDocs, JetBlue and Bay Logics, Inc. Mr. Peterson earned his MBA from Harvard Business School.

         E. Kay Stepp, 56, has been a director of the Company since May 1997. Ms. Stepp served as a director of Covey Leadership Center from 1992 to 1997. Ms. Stepp is the former president and chief operating officer of Portland General Electric, an electric utility, and former chairman of the board of Gardenburger, Inc. (NASDAQ). Ms. Stepp is also currently a director of StanCorp Financial Group (NYSE), Planar Systems, Inc. (NASDAQ), and is a founding director of the Bank of the Northwest (NASDAQ). She is a former director of the Federal Reserve Bank of San Francisco. She received her Bachelor of Arts degree from Stanford University and a Master in Arts in Management from the University of Portland and attended the Stanford Executive Program.

         Robert A. Whitman, 48, has been a director of the Company since May 1997 and has served as Chairman of the Board of Directors since June 1999 and Chief Executive Officer of the Company since July 1999. Mr. Whitman served as a director of Covey from 1994 to 1997. Prior to joining the Company, Mr. Whitman served as president and co-chief executive officer of the Hampstead Group LLC, a privately-held equity investment firm based in Dallas, Texas, from 1992 to 2000. Mr. Whitman received his Bachelor of Arts degree in Finance from the University of Utah and his MBA from Harvard Business School.

Committees, Meetings and Reports

         The Board of Directors has standing Executive, Audit, Nominating and Compensation Committees. The Executive Committee presently consists of Messrs. Joel C. Peterson, Chairperson and Robert A. Whitman. The members of the Audit Committee are Messrs. E. J. "Jake" Garn, Chairperson, Robert H. Daines and Joel C. Peterson, each of whom is independent as defined in the New York Stock Exchange listing standards. The Nominating Committee consists of Messrs. Stephen R. Covey and Hyrum W. Smith. The Compensation Committee consists of Ms. E. Kay Stepp, Chairperson, and Messrs. Dennis G. Heiner, Brian A. Krisak and Robert H. Daines.

         The Executive Committee met four times during the 2001 fiscal year. Its functions are to: oversee the day-to-day operations of the Company, employment rights and compensation of designated key employees and to make recommendations with respect thereto to the Compensation Committee and the Board of Directors; and to establish the agenda for the Board of Directors meetings.

         The Audit Committee met six times during the 2001 fiscal year. Its functions are set forth in the Audit Committee charter, a copy of which is included as Appendix A, and include: (i) reviewing and approving the selection of, and all services performed by, the Company's independent auditors; (ii) reviewing the Company's internal controls and audit functions; and (iii) reviewing and reporting to the Board of Directors with respect to the scope of internal and external audit procedures, accounting practices and internal accounting, and financial and risk controls of the Company.

         The Nominating Committee met once during the 2001 fiscal year. The Nominating Committee has exclusive authority to nominate individuals for election to the following offices: President, Chief Executive Officer, Chief Financial Officer and individuals to be nominated by the Board of Directors to serve on the Board of Directors or committees of the Board.

         The Compensation Committee met four times during the 2001 fiscal year. Its functions are: (i) to review, and make recommendations to the Board of Directors regarding the salaries, bonuses and other compensation of the Company's Chairman of the Board and executive officers; and (ii) to review and administer any stock option, stock purchase plan, stock award plan and employee benefit plan or arrangement established by the Board of Directors for the benefit of the executive officers and employees of the Company.

         During the 2001 fiscal year, there were six meetings held by the Board of Directors of the Company. All directors attended more than 75% of the board meetings. No director attended fewer than 75% of the total number of meetings of the committees on which he or she served.

Director Compensation

         Messrs. Robert A. Whitman, Brian A. Krisak, Donald J. McNamara, Stephen M. R. Covey, and Stephen R. Covey do not currently receive compensation for Board or committee meetings. Remaining directors are paid as follows: an annual retainer of $16,000, with the exception of the committee chairpersons who are paid an annual retainer of $18,000; $2,000 for attending each Board meeting; $1,333 for participating in each telephone Board meeting; $1,000 for attending each committee meeting, with the exception of the committee chairperson who is paid $1,100; and $667 for participating in committee meetings held by telephone, with the exception of the committee chairperson who receives $773. Directors are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.

EXECUTIVE OFFICERS

         In addition to Messrs. Whitman and Stephen M. R. Covey, certain information is furnished with respect to the following executive officers of the Company:

         Val John Christensen, 47, has been Secretary and General Counsel of the Company since January 1990 and an Executive Vice President since March 1996. Mr. Christensen served as a director of the Company from July 1991 to June 1997. From January 1990 to March 1996, Mr. Christensen served as a Senior Vice President of the Company. From March 1987 to November 1989, Mr. Christensen was engaged in the private practice of law with the law firm of LeBoeuf, Lamb, Lieby & MacRae, specializing in general business and business litigation matters. From 1983 until he joined the Company, Mr. Christensen acted as outside counsel to the Company.

         Darl McBride, 42, joined the Company in July 2000 as the President of www.franklinplanner.com, the online services group of the Company and Executive Vice-President of Business Development. Mr. McBride served previously as the CEO of PointServe, Inc., an online service fulfillment company and was the founder and CEO of SolutionBank, Inc., a web services integration company. Additionally, he held various executive management positions at Novell, Inc., for eight years. Mr. McBride has held executive positions in the technology industry for nearly twenty years, during which time he has established domestic and international industry partnerships with such companies as Softbank, Sony, Canon, Microsoft, IBM, Compaq and HP. Mr. McBride was listed as one of the top twenty executives to watch, CRN 1996, and holds a Bachelor of Arts from Brigham Young University and a Master of Arts from Illinois University.

         Mikell Rigg McGuire, 36, has been General Manager of the Organizational Business Unit since July 2001 in charge of sales, delivery and all administration of training and tools to organizational clients. Ms. Rigg Mcguire served as Executive Vice President of the International Division from February 1999 to July 2001. Ms. Rigg McGuire joined the Company in 1990 in International Sales. She has held various positions within the Company including Vice President of Sales in Canada, General Manager of the Canadian office and Area Vice President of the Americas.

         Scott Nielsen, 43, has been Senior Vice President and Treasurer of the Company since January 2000. He joined the Company in 1994 and has held various finance positions including Vice President of Finance and Controller with duties including mergers, acquisitions, divestitures, and performance analysis. Prior to joining the Company, Mr. Nielsen was a senior audit manager for Price Waterhouse. Mr. Nielsen is a Certified Public Accountant (CPA).

         Pam Walsh, 52, has been Executive Vice President of Talent Development since February 2001. Prior to accepting the position, she owned her own executive coaching practice, Courage Inc, where she served a national clientele from 1998 to 2001. During that time she earned the Professional Certified Coach status from the International Coach Federation and completed a 2-year coaching study program. Ms. Walsh joined Covey Leadership Center in 1994, as a senior consultant in the sales group, and served as Vice President of the human resources group until leaving in 1998. Ms. Walsh has 20 years of talent development and coaching experience serving many Fortune 500 clients. Ms. Walsh holds a Bachelor of Arts from Penn State University.

         Steve Young, 48, joined Franklin Covey as Senior Vice President of Finance, Chief Accounting Officer and Controller in January 2001. Prior to joining the Company he served as Chief Financial Officer for Weider Nutrition for seven years. Mr. Young has 22 years of accounting and management experience. Mr. Young is a CPA and holds an MBA from Brigham Young University.

EXECUTIVE COMPENSATION

         The compensation of Robert A. Whitman, the Company's Chief Executive Officer and the four other most highly paid executive officers during the fiscal year ended August 31, 2001 is shown on the following pages in three tables and discussed in a report from the Compensation Committee of the Board of Directors.

Summary Compensation Table

                                                                         Long Term Compensation
                                                                        ------------------------
                                                                                 Awards
                                                                        ------------------------
                              Annual Compensation                        Restricted
                       --------------------------------- Other Annual      Stock      Options/      All Other
Name and Position      Fiscal Year   Salary     Bonus    Compensation(1)  Awards(2)   SARs(#)(3)   Compensation(4)
---------------------  -----------  --------- ---------- -------------  ------------ -----------  ---------------

Robert A. Whitman ....    2001      $423,080   $     --    $311,341            --      1,602,000        $    --
                          2000       336,539    333,333      22,990            --             --             --
                          1999            --         --      14,000            --             --             --

Val J. Christensen ...    2001       300,000    134,663       1,302        26,250             --          5,192
                          2000       320,708    150,000          --            --             --          8,808
                          1999       163,323     90,000          --            --         90,300          4,771

Stephen M.R. Covey ...    2001       270,769     49,622       1,730            --             --          5,566
                          2000       225,885    188,000          --            --             --          6,399
                          1999       181,731     90,000          --            --         25,000          4,800

Darl McBride .........    2001       250,000    137,021       3,080            --             --             --
                          2000        44,231     25,479          --            --             --             --
                          1999            --         --          --            --             --             --

Mikell Rigg-McGuire ..    2001       275,962    140,000        188         6,563              --          5,213
                          2000       173,077     86,050          --            --             --          1,684
                          1999       140,577     45,200          --            --             --          1,258

(1)	Includes compensation paid to Mr. Whitman as a member of the Board of Directors for fiscal year 1999 and a travel allowance for fiscal years 2000 and 2001. Other amounts relate to miscellaneous benefits paid during the year.

(2)	Restricted stock awards vest in full four years from the date of grant. No vesting occurs prior to four years from grant. Holders of restricted shares are entitled to vote the shares.

(3)	Amounts shown reflect options granted to the named executive officers pursuant to the Franklin Covey 1992 Stock Incentive Plan (the “Incentive Plan”) or in the case of Mr. Whitman the Non-Qualified Executive Stock Option Plan. As of August 31, 2001, the Company had not granted any stock appreciation rights.

(4)	Amounts shown reflect contributions made by the Company for the benefit of the named executive officers under the Franklin Covey 401(k) Profit Sharing Plan.

Option/SAR Grants in Last Fiscal Year

         The following table sets forth individual grants of stock options made by the Company during the fiscal year ended August 31, 2001 to the persons named in the preceding Summary Compensation Table. As of August 31, 2001, the Company had not granted any stock appreciation rights to the executive officers named below.

                                                                                    Potential Realizable Value at
                                           Percent of                                 Assumed Annual Rate of
                                         Total Options                              Stock Price Appreciation for
                                           Granted to                                the Option Term (in dollars)
                             Options      Employees in    Exercise or  Expiration  --------------------------------
Name                         Granted      Fiscal year    Base Price(1)    Date            5%              10%
-------------------------- ------------ ---------------- ------------ -----------  --------------------------------
Robert A. Whitman ........  1,602,000         88.8%        $ 14.00       9/1/08          (1)         $4,840,339 (2)
Val J. Christensen .......       --            --              --          --             --              --
Stephen M. R. Covey ......       --            --              --          --             --              --
Darl McBride .............       --            --              --          --             --              --
Mikell Rigg McGuire ......       --            --              --          --             --              --

(1)	Mr. Whitman’s options were granted at a $14.00 exercise price at a time when the market price was $6.56. The options would have no potential realizable value at the assumed appreciation of 5% during the 10-year life of the options.

(2)	Under the terms of these options, the options will not vest and become exerciseable unless and until the trading price of the Company's Common Stock exceeds $20 per share. The amount reflected above assumes this condition has been satisfied, even though an assumed appreciation of 10% during the 10-year life of the option would not result in a $20 per share price.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year Option/SAR Values

         The following table sets forth the number of shares of Common Stock acquired during the fiscal year ended August 31, 2001, upon the exercise of stock options, the value realized upon such exercise, the number of unexercised stock options held on August 31, 2001, and the aggregate value of such options held by the persons named in the Summary Compensation Table. This table reflects options to acquire shares of Common Stock granted to the named individuals by the Company and by certain affiliates of the Company. As of August 31, 2001, the Company had not granted any stock appreciation rights to any of the executive officers named below.

                                Number of                     Number of Unexercised        Value of Unexercised
                                  Shares                      Options at August 31,      In-the-Money Options at
                                 Acquired        Value                2001                  August 31, 2001(1)
                                    on        Realized on   ---------------------------------------------------------
Name                             Exercise       Exercise    Exercisable  Unexercisable   Exercisable    Unexercisable
------------------------------  -----------  -------------  -----------  -------------   ------------   -------------
Robert A. Whitman............       --        $     --            --       1,602,000     $      --       $     --
Val John Christensen.........       --              --         51,650         47,650         15,390            --
Stephen M. R. Covey..........       --              --         12,500         12,500            --             --
Darl McBride.................       --              --            --             --             --             --
Mikell Rigg McGuire..........       --              --         16,250         28,750            --             --

(1)	Reflects the difference between the exercise price of the unexercised options and the market value of the Common Stock on August 31, 2001. The last sale price of the Common Stock on August 31, 2001, as reported by the New York Stock Exchange, was $4.49 per share.

Employment Agreements

         The Company does not have an employment agreement with any of its named executive officers, other than Robert A. Whitman, the President, Chief Executive Officer and Chairman of the Board.

         In an effort to develop a compensation agreement that would create a strong link in both pay for performance and shareholder value creation, the Board and Mr. Whitman have directly linked Mr. Whitman's annual performance award and long-term compensation to measures that create value and increase the price of the Company's Common Stock. The annual performance pay is tied to very aggressive growth goals and the long-term compensation is awarded only after shareholders have benefited from a substantial increase in share price. The Company's outside compensation consultants advised the Board that long-term compensation is typically bench-marked by company size and is usually granted at current market price. However, to emphasize pay for performance, the options granted to Mr. Whitman have an unusually conservative vesting schedule and grant price, consistent with Mr. Whitman's desire that value be created for existing shareholders before he receives long-term compensation rewards. The award provides for no vesting for seven years (and only then if currently employed) of any of the options unless the market price of the Company's stock price reaches certain levels which would increase shareholders value by approximately 300% to 700% over that time period. The grant price of $14.00 is also well above the current market price. The Board and Mr. Whitman have designed this compensation package with the intent that existing shareholders would benefit prior to Mr. Whitman receiving meaningful long-term compensation.

         On September 1, 2000, the Company entered into an employment agreement with Robert A. Whitman, as President and Chief Executive Officer of the Company. In addition, the Company agreed to use its best efforts to continue Mr. Whitman in his position as chairman of the board of directors. The agreement has an initial term expiring August 31, 2007, and provides for an annual base salary, paid retroactively to December 31, 1999, of $500,000, to be reviewed annually by the Compensation Committee. The base salary may be increased, but not decreased, during the term of the agreement. The Employment Agreement provides for an annual bonus, to be paid based on the attainment of performance objectives determined by the Compensation Committee. The bonus can range from 0% to 150% of the base salary. A substantial portion of Mr. Whitman's annual performance bonus will be based upon the Company meeting EBITDA targets established by the Compensation Committee. The remaining portion of Mr. Whitman's annual bonus will be determined based on reaching other targets established by the Compensation Committee on an annual basis which may include such things as: meeting target dates for development of specific projects, meeting sales goals for individual products or business areas, increasing revenues and/or market penetration associated with products or groups of products, successful development and introduction of new products, attracting and retaining key employees, implementing business strategies, identifying and negotiating business transactions, and other items that may be established by the Compensation Committee from time to time.

         Mr. Whitman was also granted an option to acquire 1,602,000 shares of common stock, with an exercise price of $14.00 per share. This option will not be exercisable until August 31, 2007. However, acceleration of that exercise date for all or a portion of those options may occur if the average closing sales price of the Company's Common Stock achieves certain levels prior to that date based on a schedule determined by the average closing price of the Company's common stock for the preceding 90 consecutive trading days. This schedule ranges from $20.00 per share at which point half of the options will be exercisable to $50.00 per share at which point all of the options will be exercisable. If not exercised, the options expire August 31, 2010. If Mr. Whitman elects to exercise all or a portion of the options, the Company has agreed to lend the exercise price, plus the aggregate amount of federal, state, and local income taxes incurred by Mr. Whitman as a result of such exercise, to Mr. Whitman, to facilitate the exercise. Any such loan will become due and payable at the time the shares of common stock purchased with the loan proceeds are sold or otherwise disposed of by Mr. Whitman or, in the event there is no such sale or disposition, five years after the date the loan was made. The loan will bear interest and be subject to the same terms and conditions as loans to key employees under the Company's Management Stock Purchase Loan program. Mr. Whitman is also entitled to participate in all Company sponsored employee benefit plans and to be reimbursed for all expenses incurred on behalf of the Company .

         In the event that the Company elects to terminate the agreement for any reason other than for "cause" as specified in the agreement, it will owe to Mr. Whitman an amount equal to two and a half times the then current base salary, compensation for his unused vacation days, a pro rata portion of the bonus that would have been earned by Mr. Whitman for the year in which the termination occurred, an amount equal to two and a half times the average annual incentive compensation paid to Mr. Whitman for the three fiscal years immediately preceding the fiscal year in which his employment is terminated, and any payments due to Mr. Whitman under the Company's other employment benefit plans. In addition, Mr. Whitman would be entitled to continued medical, dental, and other health benefits on payment of any amounts typically charged by the Company to similar situated employees. To the extent that any stock options held by Mr. Whitman are currently exercisable as of the date of termination, they will continue to be exercisable for a period of five years following his date of termination or, if sooner, August 31, 2010.

         In the event there is a change in control of the Company as defined in the Agreement that is not approved by the current board of directors or successor directors nominated by at least a two-thirds majority of existing directors, and, during the 24 month period following the date of the change in control, Mr. Whitman's employment is terminated for any reason other than cause, or by Mr. Whitman for good reason, as defined in the agreement, the Company will pay all termination amounts set forth above to Mr. Whitman and, in addition, all of the options held by Mr. Whitman will immediately vest and become exercisable. If the change of control has been approved by the incumbent board, 801,000 shares of any non-vested options shall become immediately vested. In the event that it is determined that any of the payments to Mr. Whitman on termination or change in control are subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Whitman shall be entitled to receive an additional payment so that, after payment of all other taxes, including the exercise tax, Mr. Whitman would retain an additional amount sufficient to pay the exercise tax. During the term of the agreement and for a period of three years thereafter, Mr. Whitman has agreed not to engage in any activity competitive with the Company. In addition, Mr. Whitman agrees not to attempt to solicit or hire key employees of the Company for a period of two years after termination of the agreement.

Compensation Committee Report

         The following report was prepared by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of independent directors who are not employees of the Company or its subsidiaries. The Committee has responsibility for all compensation matters for the Company's Chairman and the Company's President and Chief Executive Officer (the "Key Executives"). It also has the responsibility of administering the Incentive Plan. The Key Executives determine the amount of cash compensation for executive officers other than the Key Executives. The Committee determines the amount of cash compensation under the Incentive Plan for all executive officers, including the Key Executives. The current members of the Committee are E. Kay Stepp, who serves as Chairperson, Robert H. Daines, Dennis G. Heiner and Brian A. Krisak. The Committee met four times during fiscal year 2001.

         Executive Compensation Philosophy.  In 1997 and then revised in 2000, an executive compensation strategy and structure was created with assistance from the Board's consultants, Schuster-Zingheim and Associates. The executive compensation program enables the Company to attract, motivate and retain senior management by providing a competitive total compensation opportunity. Variable performance-based cash incentive awards are an important element of the Company's cash compensation philosophy. The Committee believes the executive compensation program strikes an appropriate balance between short- and long-term performance objectives.

         The overall executive compensation objective is pay for performance. The strategy is based on the following principles: (1) compensation is aligned with achieving the Company's strategic business plan and is directly related to performance and value added; (2) compensation promotes shared destiny and teamwork; (3) compensation attracts and retains qualified executives; (4) the greater the amount of direct influence on organizational performance, the greater the portion of pay at risk; (5) stock ownership plans, such as executive stock loan programs or stock option issuance, aligns executive and shareholder interests in building Company value and will be used as an incentive to executives for increasing Company value.

         Key Executive Compensation.  Key Executive Compensation consists of annual salaries and additional compensation in the form of cash performance-based bonuses, stock ownership plans, stock options and restricted stock awards as the Committee in its discretion awards to the Key Executives. The annual salaries of the Key Executives are set at amounts that are deemed competitive for executives with comparable ability and experience, taking into account existing salaries with respect to executives in companies comparable in size and complexity to the Company. Performance-based bonuses were awarded to the Key Executives in fiscal year 2001 reflecting the Company's overall performance.

         Chairman, President and Chief Executive Officer's Compensation.  Mr. Whitman's compensation for fiscal year 2001 was determined pursuant to the principles described above and the employment agreement put in place at the beginning of the fiscal year. In June 2001, Mr. Whitman asked the Committee to discontinue paying his salary and to not pay the annual performance bonus for 2001. Mr. Whitman does not expect to receive salary or performance awards during fiscal year 2002.

         Executive Stock Ownership Program.  The Company believes it is essential for all executive officers to have a vested interest in the Company, thereby aligning the long-term interests of executives with those of stockholders. Each executive officer is strongly encouraged to accumulate and maintain ownership in the Company equal to 25% of their annual income, including performance-based bonuses. In this connection, the Company has facilitated personal loans to the executives through lending institutions to buy the stock on the open market. During fiscal year 2001, the Company bought those loans from the lending institutions and included them in its financial statements.

         Incentive Stock Option Program.  The Company believes it is essential for all executive officers to receive Incentive Stock Options ("ISOs") under the Incentive Plan, thereby aligning the long-term interests of executives with those of stockholders. The Company adopted the Incentive Plan in 1992, charging the Committee with responsibility for its administration. These ISOs generally vest over a four-year period and expire ten years from the date of grant. If an executive officer's employment terminates prior to applicable vesting dates, the officer generally forfeits all ISOs that have not yet vested. The Committee believes that the grant of these ISOs to executive officers is highly desirable because it motivates these officers to continue their employment with the Company and creates strong incentives to maximize the growth and profitability of the Company.

         As of August 31, 2001, executive officers held incentive stock options to purchase an aggregate of 1,951,300 shares of Common Stock granted under the direction of the Committee pursuant to the Incentive Plan since its inception in 1992 and the Non-Qualified Executive Stock Option Plan of 2000. Of those options, 115,400 are currently exercisable.

         Other Compensation Plans.  The Company has a number of other broad-based employee benefit plans in which executive officers participate on the same terms as other employees meeting the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans. These include (i) the Company's cafeteria plan administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) the Company's 401(k) Plan, pursuant to which the Company makes matching contributions; and (iii) the Company's Employee Stock Purchase Plan implemented and administered pursuant to Section 423 of the Code.

Respectfully submitted,

E. Kay Stepp Robert H. Daines Dennis G. Heiner Brian A. Krisak

Performance Graph

         The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the five fiscal years ended August 31, 2001, for the Common Stock, the S&P 600 SmallCap Index in which the Company is included and the S&P Consumer (Jewelry, Novelties and Gifts) Industry Index which the Company is included as part of the S&P 600 SmallCap Index. The Consumer Industry Index consists of nine corporations similar in size and nature to Franklin Covey .

Years Ending:                   Aug-96    Aug-97    Aug-98    Aug-99    Aug-00    Aug-01
----------------------------------------------------------------------------------------
FRANKLIN COVEY CO               100.00    136.30    102.74     42.46     36.30     24.24
S&P SMALLCAP 600 INDEX          100.00    134.11    109.57    138.37    177.37    178.33
CONSUMER(JWRLY,NVL,GFT)         100.00    134.81    108.25     68.52     42.71     56.99

PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth information as of November 1, 2001, with respect to the beneficial ownership of shares of Common Stock and Series A Preferred Stock by each person known by the Company to be the beneficial owner of more than 5% of Common Stock or Series A Preferred Stock, by each director, by each executive officer named in the Summary Compensation Table and by all directors and officers as a group. Unless noted otherwise, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed without taking into account treasury shares held by the Company and are based on 19,881,533 shares of Common Stock and 852,157 shares of the Series A Preferred Stock outstanding as of November 1, 2000. In cases where shareholders own both Common Stock and Series A Preferred Stock, the number of shares shown assumes the conversion of the Series A Preferred Stock into the Common Stock and the issued and outstanding Common Stock is increased by an equal amount for that shareholder. The shares of Series A Preferred Stock are shown on an "as converted basis" with approximately 7.14 shares of Common Stock issuable on conversion of each share of Series A Preferred Stock.

                                                    Beneficial Ownership as of
                                                         November 1, 2001
                                                   -----------------------------
                                                     Number of      Percentage
                                                       Shares        of Class
                                                   ---------------  ------------
Common Stock and Common Stock Equivalents:
Knowledge Capital Investment Company(1)(2).........   6,784,059         26.4%
   2200 Ross Avenue, Suite 42-W
   Dallas, Texas 75201
Stephen R. Covey(3)................................   1,927,384           9.7
   c/o Franklin Covey Co.
   2200 West Parkway Boulevard
   Salt Lake City, Utah 84119-2331
Dimensional Fund Advisors, Inc.....................   1,553,800           7.8
   1299 Ocean Avenue
   Santa Monica, California  90401
Dennis R. Webb(3)(4)...............................   1,075,712           5.4
   c/o Franklin Covey Co.
   2200 West Parkway Boulevard
   Salt Lake City, Utah 84119-2331
Yacktman Asset Management(1).......................   1,085,049           5.4
   303 West Madison
   Chicago, Illinois  60606
Hyrum W. Smith(3)(4)...............................     470,637           2.4
Stephen M. R. Covey................................     371,662           1.9
Robert A. Whitman(2)...............................     315,210           1.6
Val John Christensen(5)............................     307,156           1.5
Mikell Rigg McGuire(5).............................     251,549           1.3
Darl McBride(5)....................................     246,768           1.2
Joel C. Peterson...................................     144,474            *
Donald J. McNamara(2)..............................      82,210            *
Robert H. Daines(6)................................      20,002            *
Brian A. Krisak(2).................................      10,000            *
E. J. "Jake" Garn..................................       4,000            *
Dennis G. Heiner...................................       3,000            *
Kay E. Stepp.......................................       3,000            *
All directors and executive officers
   As a group (22 persons)(1)(2)(4)(5).............  11,561,353         44.9%

         * Less than 1%.

(1)	The Series A Preferred Stock is convertible into Common Stock at a rate of approximately 7.14 shares of Common Stock for each share of Series A Preferred Stock. The number of shares shown for Knowledge Capital Investment Company and Yacktman Asset Management include 807,668 and 10,284 shares of the Series A Preferred Stock, respectively, shown on an as converted basis as 5,769,057 and 73,454 shares of Common Stock respectively. The holdings of Knowledge Capital Investment Company and Yacktman Asset Management represent 94.8% and 1.2% of the issued and outstanding Series A Preferred Stock, respectively.

(2)	Messrs. Whitman, Krisak and McNamara, each of whom is a director of the Company and, in the case of Mr. Whitman, an executive officer of the Company, are principals of the private investment firm that sponsors Knowledge Capital and therefore may be deemed the beneficial owner of the Common Stock and the Series A Preferred Stock and the shares of Common Stock into which the Series A Preferred Stock may be converted held by Knowledge Capital . Each of Messrs. Whitman, Krisak and McNamara disclaim beneficial ownership of the Common Stock and the Series A Preferred Stock and of the Common Stock into which the Series A Preferred Stock may be converted held by Knowledge Capital .

(3)	The share amounts indicated for Hyrum W. Smith are owned of record by Hyrum W. Smith as trustee of The Hyrum W. Smith Trust with respect to 329,700 shares; those indicated for Dennis R. Webb, by Dennis R. Webb as trustee of The Lighthouse Foundation with respect to 82,500 shares. Messrs. Smith and Webb are the respective trustees of those trusts and foundations, having sole power to vote and dispose of all shares held by the respective trusts and foundations, and may be deemed to have beneficial ownership of such shares. The share amounts indicated for Stephen R. Covey by Stephen R. Covey as Trustee of The Gathering For Zion Foundation with respect to 505,000 shares; and for SRSMC, LLC with respect to 40,000 shares; and for SANSTEP Properties, LLC with respect to 1,382,384 shares. Mr. Covey, as a trustee of the Gathering for Zion Foundation and as co-manager of SRSMC, LLC and SANSTEP, LLC, has shared voting and dispositive control over the shares held by those entities and may be deemed to have beneficial ownership of such shares.

(4)	Some of the share amounts indicated as beneficially owned are subject to options granted to other directors, officers and key employees of the Company by the following persons in the following amounts: Hyrum W. Smith, 49,350 shares, and Dennis R. Webb, 19,500 shares.

(5)	The share amounts indicated include shares subject to options currently exercisable held by the following persons in the following amounts: Val John Christensen, 54,150 shares; Stephen M. R. Covey, 12,500 shares; Mikell Rigg McGuire, 16,250 shares; and all executive officers and directors as a group, 115,400 shares.

(6)	The share amounts indicated for Robert H. Daines include 5,000 shares owned by Tahoe Investments, L.L.C., a Utah limited liability company, of which Mr. Daines is a member.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Common Stock and other securities which are derivative of the Common Stock. Executive officers, directors and holders of more than 10% of the Common Stock are required by Commission regulations to furnish the Company with copies of all such reports they file. Based upon a review of the copies of such forms received by the Company and information furnished by the persons named below, the Company believes that all reports were filed on a timely basis, other than reports by Dennis G. Heiner on Form 4 to report acquisitions in November 2000 and October 2001, that were filed on December 22, 2000, and November 19, 2001, respectively; a report by Brian A. Krisak on Form 4 for an acquisition in October 2001, that was filed November 23, 2001; a report by Donald J. McNamara on Form 4 for an acquisition in October 2001, that was filed November 19, 2001; and reports by Hyrum W. Smith and Val John Christensen on Form 4 to reflect the expiration and regrant of an option from Mr. Smith to Mr. Christensen that were filed August 21, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the merger between the Company and Covey Leadership Center, Stephen R. Covey, who is vice-chairman of the Board of Directors, entered into a Speaker Services Agreement with the Company pursuant to which Dr. Covey receives 20% of the proceeds from personal speaking engagements, which resulted in a payment of $3.5 million to Dr. Covey for the fiscal year ended August 31, 2001. Also in connection with this transaction, the Company entered in a 12-year lease agreement expiring in 2009 on two office buildings located in Provo, Utah where the operations of Covey formerly conducted by Covey continued to be located. The buildings are leased from entities in which Stephen R. Covey and Stephen M. R. Covey, executive officers and/or directors of the Company have a 35% and 11% interest, respectively. Lease rentals paid in fiscal 2001 were $2,127,813. The Company believes the terms of the leases, including the lease rentals, are at least as favorable as could be obtained from unrelated third parties.

         Robert A. Whitman, the Company's Chairman and Chief Executive Officer, and Messrs. Donald J. McNamara and Brian A. Krisak, directors of the Company, are principals of the Hampstead Group, L.L.C., a Texas limited liability company, the private investment firm that sponsors Knowledge Capital Investment Company, the holder of 95% of the Company's outstanding Series A Preferred Stock, and of Hampstead Interests, LP, a Texas limited partnership. On June 2, 1999, the Company and Hampstead Interests, LP entered into a Monitoring Agreement which provides for payment of a monitoring fee of $100,000 per quarter to Hampstead Interests, LP for assisting the Company in strategic planning, including acquisitions, divestitures, new development and financing matters. The agreement continues so long as Knowledge Capital Investment Group owns more than 50% of the 750,000 shares of Series A Preferred Stock (or Common Stock equivalents) originally purchased. The Company paid $400,000 to Hampstead Interests, LP during the fiscal year ended August 31, 2001, pursuant to the Monitoring Agreement.

         Premier Agendas ("Premier"), a subsidiary of the Company, had trade accounts payable to various companies which are partially owned by certain former owners of Premier totaling $0.5 million and $2.1 million at August 31, 2001 and 2000, respectively. In addition, Premier had notes payable to key employees and former key employees totaling $1.5 million and $1.4 million as of August 31, 2001 and 2000, respectively (see Note 6 to Financial Statements). The notes payable were used for working capital, are due upon demand, and have interest rates which approximate prevailing market rates.

         Each transaction described above was entered into pursuant to arm's length negotiations with the party involved and were approved by disinterested majorities of the board of directors or the Compensation Committee of the Board.

RATIFICATION OF MANAGEMENT LOAN PROGRAM

         During our 2000 fiscal year, we adopted our Management Stock Purchase Loan Program to assist key management personnel in purchasing shares of our common stock. The Company facilitated loans from a third-party lender to management employees participating in the Management Loan Program for the purpose of buying common stock on the open market or from shares previously acquired by the Company by providing a guarantee of such loans to the lender. The notes are full-recourse to the individual participants borrowing the funds to purchase shares. The loan program closed during fiscal 2001 with approximately 140 participants purchasing approximately 3,825,000 shares for a total cost of $33.6 million.

         As part of our refinancing of our major lines of credit in July 2001, we acquired all of the management loans from the third-party lender. Under the terms of the new credit agreement, we are now the lender on these full-recourse loans from the participants in the loan program. At the end of our most recent fiscal year, August 31, 2001, the participant loans exceeded the value of the common stock held by the participants by $18.9 million. We established a non-cash loan loss reserve provision of $1.1 million in connection with these loans, which was included in our operating costs for the fourth quarter.

         The participant loans bear interest at 9.4% and the principal and all accrued interest are due and payable in March 2005. The loans can be accelerated by the Company in the event that the participant is no longer an employee. The loans may be prepaid at any time, subject to a prepayment penalty based on interest rates and the unexpired term of the original loan.

         The management loan program was initiated to provide an opportunity for management employees to invest in the common stock of the Company, thereby aligning their interests with those of the stockholders. Under the terms of certain provisions of our bylaws, we are prohibited from lending money or using our credit to assist officers, directors, or control persons unless such loan or assistance benefits us. We believe that providing management with an opportunity to invest in our common stock and thus providing them with a personal stake in increasing stockholder value is of direct benefit to the Company. We are seeking ratification of the management loan program to obtain stockholder confirmation of this determination and the Management Stock Purchase Loan Program. As described above, this program has already been implemented and it will remain in place, whether or not we receive stockholder approval.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE COMPANY'S MANAGEMENT STOCK PURCHASE LOAN PROGRAM

.

RATIFICATION OF AMENDED AND RESTATED BYLAWS

         The Board of Directors has approved the adoption of amended and restated bylaws for the Company. Our previous bylaws were adopted in 1992 and do not reflect changes that have occurred in laws and policy concerning corporate governance since that time. The adoption of the new bylaws will make them consistent with the corporate code of the state of Utah where we are incorporated.

         The following summary discusses the material difference between our existing bylaws and the provisions of the new amended and restated bylaws. However, it is only a summary and you should review the provisions of the new amended and restated bylaws attached to this Proxy Statement as Appendix B to become more familiar with all of the provisions.

         The amended and restated bylaws have several changes to reflect changes in the Company and its practices, including:

  The change in our name to Franklin Covey Co.
  The elimination of fixed quarterly board meetings, which are now set by the board.
  The change of the default date for regular annual meetings of shareholders from the second Monday of each January to the second Friday.
  A change to expressly permit proxies to be delivered by facsimile or electronic transmission.
  Elimination of any distinction between treasury shares and other shares issued by the Company.
  The elimination of a corporate seal, which is not typically used in modern transactions, and the clarification of the powers of the Board in establishing committees and others to act on its behalf.

         The amended and restated bylaws also update the provisions that deal with the fixing of a record date for shareholder meetings and the availability of a shareholder list during the ten days preceding the shareholders' meeting in order to make these provisions consistent with governing Utah law.

         Article VI of the bylaws, which deals with the indemnification of our directors and officers, was simplified to provide that we will indemnify these individuals to the full extent permitted by applicable law .

         Article VII, Section 4, of the old bylaws which provided for limitations on loans by the Company to officers, directors, and control persons, except in circumstances in which it was beneficial to the Company, has been eliminated to avoid questions concerning the circumstances under which it is beneficial. Under the new amended and restated bylaws, the Board of Directors will be responsible for determining whether or not it is appropriate to extend credit to officers, directors, and control persons. The new bylaws also eliminate the obligation of the Company to report director compensation to the shareholders, which is governed by the United States securities laws. They also clarify that a quorum for directors meetings consists of a majority of the directors then in office rather than a majority of the number of directors previously fixed as the size of the board, to avoid difficulties in obtaining a quorum if there are a number of vacancies on the Board.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE COMPANY'S AMENDED AND RESTATED BYLAWS.

AMENDMENT OF SHAREHOLDER VOTE REQUIREMENT

        The Board of Directors has also approved an amendment to the provisions of the bylaws governing the shareholder vote necessary to approve proposals submitted to the shareholders. Article II, Section 9, currently provides that such approval requires the affirmative vote of the majority of the shares present, in person or by proxy, at a shareholders’ meeting at which a quorum is present. This means that abstentions and broker non-votes have the same practical effect as a vote against the proposal. Broker non-votes occur when shares held in street name by brokerage houses that are present at the meeting by proxy for quorum purposes are not voted with respect to one or more proposals because the brokerage house has not received the necessary instructions from the beneficial owner of the shares. In these cases, and in the case of abstentions, since the shares are not noted in favor of the proposal they are counted as votes against.

        The proposed amendment to the bylaws provides that proposals presented to the shareholders will be approved if more shareholders vote for the proposal than against the proposal at a meeting at which a quorum is present. Under the proposed amendment, abstentions and broker non-votes will not be counted in determining whether or not a proposal is approved by the shareholders.

        A copy of the amended provision is included as Article II, Section 9 of the Amended and Restated Bylaws attached to this Proxy Statement as Appendix B.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE AMENDMENTS TO THE BYLAWS GOVERNING THE VOTE REQUIRED TO APPROVE PROPOSALS PRESENTED TO THE SHAREHOLDERS.

SELECTION OF AUDITOR

         The Audit Committee of the Board of Directors has recommended, and the Board of Directors has selected, the firm of Arthur Andersen LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending August 31, 2002, subject to ratification by the shareholders of the Company. The Board of Directors anticipates that one or more representatives of Arthur Andersen will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

         The Company paid an aggregate amount of approximately $230,000 in fees and expenses to Arthur Andersen for professional services rendered in connection with its audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the 2001 fiscal year.

Audit Related Fees

         The Company paid Arthur Andersen an aggregate of approximately $145,000 in fees and expenses for audit related professional services. In general, these services include employee benefit plans audits, permitted assistance with internal audit activities and accounting assistance on proposed transactions and standards.

Financial Information Systems Design and Implementation Fees

         The Company paid no fees or expenses to Arthur Andersen with respect to financial information systems design and implementation.

All Other Fees

         The Company paid Arthur Andersen $963,000 in fees and expenses for other services during fiscal year 2001. "Other services" primarily included income tax planning, consulting and compliance services and consulting projects related to the Company's retail operations.

         The Audit Committee has reviewed the amounts paid to Arthur Andersen for audit and audit related services and all non-audit services and has determined that the fees paid for non-audit services provided to the Company by Arthur Andersen are compatible with maintaining Arthur Andersen's independence as the auditors of the Company's financial statements.

Audit Committee Report

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

         The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended August 31,2001, with management and the independent auditors.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Date: November 9, 2001	E. J. "Jake" Garn, chair Robert H. Daines Joel C. Peterson

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 2002.

OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the meeting. However, if any further business should properly come before the meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

         Proposals which shareholders intend to present at the annual meeting of shareholders to be held in calendar 2003 must be received by Val John Christensen, Executive Vice President, Secretary and General Counsel of the Company, at the Company's executive offices (2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331) no later than August 15, 2002. Notices of shareholder proposals will be considered untimely if not given prior to October 30, 2002.

ADDITIONAL INFORMATION

         The Company will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's 2001 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Franklin Covey Co., Investor Relations Department, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331, Attn: Mr. Richard Putnam.

APPENDIX A

Franklin Covey Co.
Audit Committee Charter
Adopted May 12, 2000

Members:

The audit committee will be comprised of at least three members. Members must qualify as follows:

  Serve currently as outside members of the Board of Directors of Franklin Covey (the "Company");
  Be independent of the Company;
  Be financially literate; and
  One member must have accounting or related financial management expertise, including having served as a chief executive officer, chief financial officer or in another senior office with financial oversight responsibilities.

Fiscal Year 2001 Members:

E.J. "Jake" Garn, Director, Chairman
Robert H. Daines, Director
Joel C. Peterson, Director

General Responsibilities:

1.	Review and assess annually the adequacy of the Audit Committee’s Charter. File a copy of the Audit Committee Charter at least once every three years as an exhibit to Securities and Exchange Commission filings via EDGAR, i.e., Forms 10-K and 10-Q. File annually, one month subsequent to the Company’s annual shareholders meeting, a Written Affirmation of the Audit Committee’s Charter.

2.	With respect to an independent auditor, the Audit Committee has the responsibility to:
  Recommend the selection of an independent auditor for approval by the Board of Directors;
  Review the intended scope of annual and interim audits and the audit methods and principles being applied by the independent auditor;
  Confirm and assure the independence of the independent auditor, ensure the independent auditor submits a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any relevant matters with the independent auditors, and for recommending that the full board take appropriate action to address the auditor’s independence;
  Evaluate the performance of the independent auditor including audit and non-audit services, before such services are rendered, and consider the possible effect on the performance of such services on the independence of the auditors;
  Conduct the quarterly quality discussion with the independent auditor prior to the filing of the Form 10-Q or QSB;
  Review annually the audits of employee benefit plans of the Company;
  Approve any fees charged by the independent auditor; and
  When necessary, replace the independent auditors.

Any independent auditor hired by the Board of Directors will report directly to the Audit Committee, which reports directly to the Board of Directors. (Arthur Andersen, LLP was selected by the Audit Committee and approved by the Board of Directors, as the Company’s fiscal year 2001 independent auditor [the “Independent Auditor’]).

3.	Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Audit Services (Internal Audit).

4.	Provide an open avenue of communication between the Board of Directors, the Independent Auditor, and the Company’s Director of Audit Services. Provide sufficient opportunity for the Director of Audit Services, the Independent Auditor, and Management to meet in separate executive sessions with members of the Audit Committee (Closed Session Meetings) to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

5.	Meet as a committee at least four times every year. The Audit Committee may invite others to attend its meetings, to provide relative information, as necessary.

6.	Review at least annually with the Independent Auditor and the Director of Audit Services the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

7.	Review the results of all audits and the accuracy of financial statements with the Independent Auditor, Director of Audit Services, and the Board of Directors, including any significant recommendations of findings, or any previous audit recommendations or findings of the Independent Auditor not yet resolved.

8.	Review at least annually with the Independent Auditor, the Board of Directors and the Director of Audit Services the adequacy of the Company's:
  Accounting principles, policies and procedures, including qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;
  Reporting policies and procedures, including SEC filings and other published documents containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements, as well as timely analysis of significant current financial reporting issues and practices;
  Management information systems, internal accounting and financial controls;
  Insurance; and
  Protection of technology, including physical security and intellectual property.

9.	Inquire of management, the Independent Auditor, and the Director of Audit Services about the overall business environment, significant risks or exposures, and assess the internal controls management has taken to minimize such risks to the Company.

10.	Review the adequacy and effectiveness of the Company’s internal accounting and finance staff, and the accounting and financial control procedures of the Company, and elicit any recommendation for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

11.	Review with management and the Independent Auditor at the completion of the annual examination:
  The Company's annual financial statements and related footnotes.
  The Independent Auditor's audit of financial statements and their report thereon.
  Any significant changes required in the independent accountant's audit plan.
  Any serious difficulties or disputes with management encountered during the course of the audit.
  Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

12.	Consider and review with management and the Director of Audit Services:
  Significant findings during the year and management's responses thereto.
  Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.
  Any Changes required in the planned scope of their audit plan.
  The audit services department budget and staffing.
  The audit services department charter.
  Audit services compliance with the IIA’s Standards for the Professional Practice of Internal Auditing (Standards).

13.	Review policies and procedures with respect to officers’ expense accounts and prerequisites, including their use of corporate assets, and consider the results of any review of these areas by Audit Services or the Independent Auditor.

14.	Review when necessary with the Company’s General Counsel, the legal and regulatory matters that my have a material impact on the Company’s financial statements, compliance policies and programs.

15.	Review compliance with laws and regulations.

16.	Ensure monitoring of compliance with the corporate code of conduct and regulatory requirements.

17.	Review and assessment of conflicts of interest and related party transactions.

18.	Investigate any matter brought to the attention of the Audit Committee within the scope of its responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation if, in the judgment of the Audit Committee, such action is appropriate.

19.	Submit the minutes of all meetings with the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

20.	Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

21.	The Audit Committee will perform such other functions as assigned by law, the Company's Bylaws, or the Board of Directors.

22.	The duties and responsibilities of a member of the Audit Committee are in addition to those duties for a member of the Board of Directors.

APPENDIX B

AMENDED AND RESTATED BYLAWS

OF

FRANKLIN COVEY CO.

ARTICLE I

Offices

        Section 1.  Business Offices. The principal office of the corporation shall be located at 2200 West Parkway Boulevard, Salt Lake City, Utah 84119. The corporation may have such other offices, either within or outside Utah, as the board of directors may designate or as the business of the corporation may require from time to time.

        Section 2.  Registered Office. TThe registered office of the corporation, required by the Utah Revised Business Corporation Act to be maintained in Utah, may be but is not necessarily identical with the principal office if in Utah, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II

Shareholders

        Section 1.  Annual Meetings.  An annual meeting of the shareholders shall be held on the second Friday of January in each year, or on such other date as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated in these bylaws for any annual meeting of the shareholders, or at any adjournment of such meeting, the board of directors shall cause the election to be held at a meeting of the shareholders as soon after such annual meeting (as the same may be adjourned) as is convenient.  Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

        Section 2.  Special Meetings.  Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board of directors, the president, or the board of directors and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

        Section 3.  Place of Meetings. Each annual or special meeting of the shareholders shall be held at such place, either within or outside Utah, as may be designated in the notice of meeting. If no place is designated in any such notice, the relevant meeting shall be held at the registered office of the corporation in Utah.

        Section 4.  Notice of Meetings.  Except as otherwise prescribed by statute, written notice of each meeting of the shareholders stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by first class, certified or registered mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to each shareholder at such shareholder’s address as it appears on the stock transfer books of the corporation, with postage prepaid.  Notwithstanding the foregoing, if three successive notices mailed to the last known address reflected on the corporate records for any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, unless otherwise required by governing rule or law, until another address for such record holder is made known to the corporation. If properly requested by a person other than the corporation properly calling a meeting, the secretary shall give notice of such meeting at corporate expense.  Any shareholder may waive notice of any meeting.  The attendance of a shareholder at a meeting (or participation by a shareholder in a meeting by means of conference telephone or similar communications equipment) shall constitute a waiver of notice of such meeting, unless the shareholder objects at the beginning of the meeting because of lack of notice or defective notice.

        Section 5.  Fixing of Record Date. The board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days, and in case of a meeting of the shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section, such determination shall apply to any adjournment of such meeting, unless such adjournment lasts for more than 120 days from the date of the original meeting, in which event a new record date must be established. Notwithstanding the foregoing, a new record date will not be required if the adjournment is ordered by a court and the court orders that the original record date be used.

        Section 6.  Voting List.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders who are entitled to be given notice of a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing throughout the meeting and any meeting adjournments. The original stock transfer books shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer books or to vote at any meeting of the shareholders.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

        Section 7.  Proxies.  At each meeting of the shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact, or by a written statement of the appointment transmitted by telegram, teletype or other electronic transmission along with evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment.  Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of such proxy’s execution, unless otherwise provided in the proxy.

        Section 8.  Quorum.  Except as otherwise required by statute, a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on such matter at each meeting of the shareholders. If a quorum exists, a matter will be approved if the number of votes cast in favor of such matter exceeds the number of votes cast against such matter. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice other than an announcement at the meeting of the new date, time and place; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed by statute or under these bylaws, notice of the adjourned meeting must be given to shareholders of record who are entitled to vote at the meeting.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly noticed or held meeting at which a quorum is present at some point, may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        Section 9.  Voting of Shares.  Except as otherwise provided by law, the articles of incorporation or these bylaws, each outstanding share of record is entitled to vote on each matter submitted to a vote of the shareholders either at a meeting of the shareholders or pursuant to Section 11 of this Article II.

        Section 10.  Voting of Shares by Certain Holders.  Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, may not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.  Shares standing in the name of another corporation may be voted by a duly authorized officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name.  Shares standing in the name of a trust or a trustee may be voted by the trustee, either in person or by proxy.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of such shares into such receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

        Section 11.  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing (which may be signed in counterparts), setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

ARTICLE III

Board of Directors

        Section 1.  General Powers. The business and affairs of the corporation shall be managed under the direction of the corporation's board of directors, except as otherwise provided in the Utah Revised Business Corporation Act, the articles of incorporation or these bylaws.

        Section 2.  Number, Tenure, and Qualifications.  The corporation shall have not less than three and not more than fifteen directors, unless the number of voting shareholders is less than three, in which case the minimum number of directors may be the same as the number of voting shareholders. The directors of the corporation shall be divided into three classes in respect of term of office, each class to consist of as near as may be one-third of the total number of directors serving on the board of directors. At each annual meeting of the shareholders, one class of directors shall be elected to serve until the next annual meeting of the shareholders held three years next following and until their successors shall have been elected and qualified or until such director’s earlier death, resignation or removal.  Directors need not be residents of Utah or shareholders of the corporation.  The directors may elect from their number a director to serve as chairman of the board of directors, for such term and with such authority as may be granted by the board of directors.

        Section 3.  Vacancies; Removal.  Any director may resign at any time by giving written notice through the chief executive officer or the registered agent. A director’s resignation shall take effect on receipt of such notice unless another time is specified in such notice, and unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make such resignation effective.  Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by the shareholders.  A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at a meeting of the shareholders called for that purpose, and a director so chosen shall hold office until the next annual meeting of shareholders and his successor is elected and qualified.  At a meeting called expressly for that purpose, one or more directors or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.  Any directorship to be filled by reason of the removal of one or more directors by the shareholders or for any other reason may be filled by election by the shareholders at the meeting at which the director or directors are removed.

        Section 4.  Regular Meetings.  A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of shareholders, or as soon thereafter as practicable, for the purpose of electing officers and for the transaction of such other business as may come before the meeting.  The board of directors may provide by resolution the time and place, either within or outside Utah, for the holding of additional regular meetings.

        Section 5.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place, either within or outside Utah, for holding any special meeting of the board of directors called by such person(s).

        Section 6.  Notice.  Notice of each meeting of the board of directors stating the place, day and hour of the meeting shall be given to each director at least ten days prior to such meeting by the mailing of written notice by first class, certified, registered mail or overnight mail, or at least five days prior to such meeting by personal delivery of written notice or by telephonic or facsimile notice, except that in the case of a meeting to be held pursuant to Section 11 of this Article III, telephone notice may be given one day prior to such meeting.  The method of notice need not be the same to each director. Notice shall be deemed to be given, if mailed, on the date it is deposited in the United States mail, with postage prepaid, addressed to the director at such director’s business or residence address; if personally delivered, when delivered to the director; if delivered via facsimile, upon confirmation of receipt by the receiving facsimile machine; and, if telephoned, when communicated to the director.  Any director may waive notice of any meeting.  The attendance of a director at a meeting (or participation by a director in a meeting by means of conference telephone or similar communications equipment) shall constitute a waiver of notice of such meeting, except where a director objects to the holding of the meeting at the beginning of the meeting or promptly on such director’s arrival. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting unless required by statute.

        Section 7.  Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken at the meeting unless the director objects at the beginning of the meeting, or promptly on arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to any action taken at the meeting, or the director contemporaneously requests his dissent or abstention as to any specific action to be entered into the minutes of the meeting, or the director causes written notice of a dissent or abstention as to a specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.

        Section 8.  Quorum and Voting.  A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.  If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting until a quorum shall be present.  No director may vote or act by proxy at any meeting of directors.

        Section 9.  Fees and Compensation.  Directors of the corporation and members of committees established by the board of directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

        Section 10.  Executive and Other Committees.  By one or more resolutions adopted by the majority of the board of directors, the board of directors may designate from among the members of the board of directors an executive committee and one or more other committees consisting of not less than two directors, each of which (to the extent provided in the resolution establishing such committee) shall have, and may exercise, all of the authority of the board of directors, except as prohibited by statute.  Rules governing procedures for meetings of any committee of the board of directors shall be as established by the committee or, if the committee fails to do so, by the board of directors.

        Section 11.  Meetings by Telephone.  Members of the board of directors or any committee of the board of directors may participate in a meeting of the board of directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.  Such participation shall constitute presence in person at the meeting.

        Section 12.  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the directors or any committee of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject matter concerned.  Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any articles or documents filed with the Utah Department of Commerce, Division of Corporations and Commercial Code or other governmental agency.

ARTICLE IV

Officers

        Section 1.  Number and Qualifications.  In addition to the officers prescribed by statute, the board of directors may elect or appoint such other officers, assistant officers and agents, including a chairman of the board, vice-presidents, a controller, assistant secretaries, a treasurer and assistant treasurers, as the board of directors may consider necessary.  Any two or more offices may be held by the same person, except that the offices of president and secretary shall not be held by the same person. All officers must be at least 21 years old.

        Section 2.  Election and Term of Office.  The officers of the corporation shall be appointed by the board of directors annually at the first regular quarterly meeting of the board of directors held after each annual meeting of the shareholders.  If the appointment of officers shall not occur at such meeting, such appointment shall be held as soon after such annual meeting as is convenient.  Each officer shall hold office until such officer’s successor is duly appointed and qualified or until such officer’s earlier death, resignation or removal.

        Section 3.  Compensation. The compensation of the officers shall be determined from time to time by the board of directors, and no officer shall be prevented from receiving any compensation by reason of the fact that such officer is also a director of the corporation.

        Section 4.  Removal. Any officer may be removed by the board of directors or by a committee, if any, authorized by the board of directors, at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not in itself create contract rights.

        Section 5.  Vacancies.  Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the president or to the board of directors.  An officer’s resignation shall take effect at the time specified in such resignation, and the acceptance of such resignation shall not be necessary to make such resignation effective.  A vacancy in any office, however occurring, may be filled by the board of directors.

        Section 6.  Authority and Duties of Officers.  The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the president, the board of directors or these bylaws, except that in any event, each officer shall exercise such powers and perform such duties as may be required by law:

                          (a)    President.   The President shall, subject to the direction and supervision of the board of directors: (i) be the chief operating officer of the corporation and have general and active control of the affairs and business of the corporation and general supervision of its officers, agents and employees; (ii) preside, in the absence of the chairman of the board, at all meetings of the shareholders and the board of directors, (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of president and as from time to time may be assigned to the president by the board of directors.

                          (b)     Vice-Presidents.   The vice-presidents shall assist the president and shall perform such duties as may be assigned by the president or by the board of directors.  Such officers shall, at the request of the president, or in his absence, inability, or refusal to act, perform the duties of the president and when so acting, shall have all the powers of and be subject to all the restrictions on the president.

                          (c)    Secretary.  The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of irectors and any committees of the board of directors; (ii) keep a record of all actions taken by the shareholders, the board of directors and any committees of the board of directors without a meeting; (iii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iv) keep a record of all waivers of notices of meetings of the shareholders, the board of directors and any committees of the board of directors; (v) be custodian of the corporate records and of the seal of the corporation; (vi) keep at the corporation's registered office or principal place of business within or outside Utah a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (vii) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (viii) perform all other duties incident to the office of secretary and such other duties as from time to time may be assigned by the board of directors or the president. Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision of the secretary.

                          (d)    Treasurer.  The treasurer shall: (i) be the principal financial officer of the corporation and have the care and custody of all of the corporation's funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts for monies paid into or on account of the corporation and pay out of the funds on hand all bills, payrolls, and other just debts of the corporation of whatever nature on maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of the corporation's operations; (iv) on request of the board of directors, make such reports to the board of directors as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board of directors, or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to supervision by the treasurer. In the absence of a treasurer, the secretary shall perform the foregoing functions of the treasurer.

        Section 7.  Surety Bonds.  The board of directors may require any officer of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board of directors, conditioned on the faithful performance of such officer’s duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind belonging to the corporation in the possession or under the control of such officer.

ARTICLE V

Shares

        Section 1.  Issuance of Shares.  The issuance or sale by the corporation of any shares of the corporation's authorized capital stock of any class, including treasury shares, shall be made only on authorization by the board of directors, except as otherwise may be provided by statute.

        Section 2.  Certificates.  The shares of the corporation shall be represented by certificates unless otherwise provided by the board of directors. The certificates shall be in such form consistent with law as shall be prescribed by the board of directors. The certificates representing shares of stock of the corporation shall be consecutively numbered. The certificates shall be signed by two officers as designated by the board of directors, or in the absence of such designation, by the president and either the secretary or the treasurer.

         Section 3. Consideration for Shares. Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the board of directors. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of the consideration received for shares shall be conclusive.

        Section 4.  Lost Certificates.  In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu of such certificate on such terms and conditions in conformity with law as the board of directors may prescribe.  The board of directors may, in the discretion of the board of directors, require a bond in such form and amount and with such surety as the board of directors may determine before issuing a new certificate.

        Section 5.  Transfer of Shares.  On surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, in accordance with all of the provisions of the laws of Utah, it shall be the duty of the corporation to issue a new certificate to the person entitled to such new certificate and to cancel the old certificate.  Every such transfer of stock shall be entered on the stock transfer books of the corporation.

        Section 6.  Holders of Record.  The corporation shall be entitled to treat the holder of record of any share as the holder-in-fact of such share and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not the corporation shall have express or other notice of such claim or interest, except as may be required by the laws of Utah.

        Section 7.  Transfer Agents, Registrars, and Paying Agents.  The board of directors may, in the discretion of the board of directors, appoint one or more transfer agents or registrars for making payment on any class of stock, bond, debenture or other security of the corporation.  Such agents and registrars may be located either within or outside Utah.  They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI

Indemnification

        Section 1.  Definitions. For purposes of this Article VI, the following terms shall have the meanings set forth below:

                          (a)    "Action" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

                          (b)    "Indemnified Party" means any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (which shall include actions taken in connection with or relating to the organization of the corporation) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan of the corporation for which any such person is or was serving as trustee, plan administrator or other fiduciary.

        Section 2.  Indemnification.  The corporation, to the maximum extent permitted, and in the manner required by the laws of the State of Utah, shall indemnify any Indemnified Party against any and all applicable claims, judgments, fines, amounts paid in settlement, and other costs actually and reasonably incurred in any Action giving rise to the Indemnified Party's status as such.

        Section 3.  Determination. The corporation may not indemnify an Indemnified Party under Section 2 unless a determination has been made in the specific case that indemnification of the Indemnified Party is permissible under the circumstances and under the law of the State of Utah. Such determination with respect to an Indemnified Party shall be made (1) by the board of directors by majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the Action shall be counted in satisfying the quorum, (2) if a quorum cannot be attained, by majority vote of a committee of the board of directors, which committee shall consist of two or more directors not parties to the Action, except that directors who are parties to the action may participate in the designation of directors for the committee, (3) by special legal counsel selected by the board of directors or its committee in the manner prescribed in clauses (1) or (2) of this Section 3, or (4) by the shareholders, by a majority of the votes cast by holders of qualified shares that are present in person or by proxy at a meeting.

        Section 4.  Payment in Advance. Expenses, including attorneys’ fees, or some part of such expenses, incurred by an Indemnified Party in defending any Action shall be paid by the corporation in advance of the final disposition of such Action upon the receipt of written undertaking by or on behalf of the Indemnified Party to repay the amount advanced if it is ultimately determined that such Indemnified Party is not entitled to be indemnified by the corporation as authorized under applicable law.

        Section 5.  Other Indemnification. The indemnification and advancement of expenses provided by this Article VI shall not be construed to be exclusive of or limit any other rights to which any Indemnified Party or other person may be entitled under the articles of incorporation or any bylaw, agreement, vote of the shareholders or disinterested directors or otherwise, both as to action in such Indemnified Party’s official capacity and as to action in another capacity while holding office.

        Section 6. Period of Indemnification.  Any indemnification or advancement of expenses pursuant to this Article VI shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to any Indemnified Party who has ceased to be a director, officer, employee, or agent of the corporation, or who at the request of the corporation, was serving as and has since ceased to be a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan of the corporation for which any such person served as trustee, plan administrator, or other fiduciary, and shall inure to the benefit of the heirs and personal representatives of such Indemnified Party. The repeal or amendment of this Article VI or of any Section or provision thereof which would have the effect of limiting, qualifying, or restricting any of the powers or rights of indemnification provided or permitted in this Article VI shall not, solely by reason of such repeal or amendment, eliminate, restrict, or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment.

        Section 7.  Insurance. By action of the board of directors, notwithstanding any interest of the directors in such Action, the corporation may purchase and maintain insurance in such amounts as the board of directors may deem appropriate on behalf of any Indemnified Party against any liability asserted against such Indemnified Party and incurred by such Indemnified Party in such Indemnified Party's capacity, or arising out of such Indemnified Party's status, as an Indemnified Party, whether or not the corporation would have the power to indemnify such Indemnified Party against such liability under applicable provisions of law.

        Section 8.  Right to Impose Conditions to Indemnification.  The corporation shall have the right to impose, as conditions to any indemnification provided by the corporation, such reasonable requirements and conditions as may appear appropriate to the board of directors or shareholders in each specific case and circumstance, including, but not limited to, any one or more of the following: (a) that any counsel representing the Indemnified Party in connection with the defense or settlement of any Action shall be counsel mutually agreeable to the Indemnified Party and to the corporation; (b) that the corporation shall have the right, at the corporation’s option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the Indemnified Party; and (c) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the Indemnified Party’s right of recovery and that the Indemnified Party shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

ARTICLE VII

Miscellaneous

        Section 1.  Waivers of Notice.  Whenever notice is required by law, the articles of incorporation or these bylaws, a waiver of such notice in writing signed by the director, shareholder, or other person entitled to said notice, whether before or after the time stated in such waiver or, subject to Section 6 of Article III, such person’s appearance at such meeting in person or (in the case of a shareholder’s meeting) by proxy, shall be equivalent to such notice.

        Section 2.  Voting of Securities by the Corporation.  Unless otherwise provided by resolution of the board of directors, the president shall, on behalf of the corporation, attend in person or by substitute appointed by the president, or shall execute written instruments appointing a proxy or proxies, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities and may execute written waivers of notice with respect to any such meetings.  At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents or any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities; subject, however, to the instructions, if any, of the board of directors.

        Section 3.  Books and Records.  The corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of the meetings of the corporation’s shareholders and board of directors and shall keep all other records required by law.  The corporation shall also keep at the corporation’s registered office or principal place of business or at the office of the corporation’s transfer agent or registrar a record of the corporation’s shareholders, giving the name and addresses of all shareholders and the number of shares held by each.  Any person who is a shareholder of record, on written demand stating the purpose of such examination, shall have the right to examine and make abstracts from, in person or by agent or attorney, at any reasonable time and for a purpose reasonably related to such person’s interests as a shareholder, the corporation’s records to the extent required by the laws of Utah.  On the written request of any shareholder of the corporation, the corporation shall mail to such shareholder the corporation’s most recent annual or quarterly financial statements showing in reasonable detail the corporation’s assets and liabilities and the results of the corporation’s operations.

        Section 4.  Instruments. The board of directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.

        Section 5.  Amendments.  Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal these bylaws and adopt new bylaws shall be vested in the board of directors.

        Section 6.  Interpretation. These bylaws and each provision of these bylaws are subject to applicable statutory law and to the articles of incorporation.

        Section 7.  Fiscal Year. The fiscal year of the corporation shall be determined by the board of directors, or authorized committee, of the corporation.

SECRETARY’S CERTIFICATE

        I, the undersigned and duly elected Secretary of Franklin Covey Co., a Utah corporation (the “Corporation”), do hereby certify that the foregoing Bylaws were adopted as the Bylaws of the Corporation as of the          day of         , 2001, and that the same do now constitute the Bylaws of the Corporation.

        IN WITNESS WHEREOF, I have hereunto subscribed my name as the Secretary of the Corporation as of the          day of         , 2001.

, Secretary

Franklin Covey Co.

PROXY	THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints Hyrum W Smith, Stephen R Covey and Robert H Whitman, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common and Preferred Stock of Franklin Covey Co., a Utah corporation (the "Company"), held of record by the undersigned on November 16, 2001 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331, on January 11, 2002 at 11:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

          1.   Election of Directors, each to serve a term of three years expiring at the annual meeting of shareholders of the Company to be in 2004 and until their respective successors shall be duly elected and shall qualify.
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

STEPHEN M.R. COVEY	ROBERT H. DAINES	E.J. "JAKE" GARN	DONALD J MCNAMARA

          2.   Proposal to ratify the Company's Management Stock Purchase Loan Program, which was adopted to facilitate the acquisition of shares of the Company's stock by key members of management.          FOR [   ]    AGAINST [   ]     ABSTAIN [   ]

          3.   Proposal to ratify the adoption of Amended and Restated Bylaws of the Company to modernize the bylaws and to eliminate certain provisions.          FOR [   ]    AGAINST [   ]     ABSTAIN [   ]

          4.   Proposal to ratify the appointment of Arthur Andersen LLP as independent auditor of the Company for the fiscal year ending August 31, 2002.          FOR [   ]    AGAINST [   ]     ABSTAIN [   ]

          5.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE AND FOR PROPOSALS 2, 3 AND 4. Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

Signed:	Signed:	Date:

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.